Exhibit 99.1

Press Release
Contacts:
Sharon Gamsin, 1-914-249-5622, sgamsin@mastercard.com
Jessica Antle, 1-914-249-5632, jessica_antle@mastercard.com
MasterCard International Reports Continued Growth
in Second Quarter, First Six Months of 2005
Customer-Centric Strategy Yields Double-Digit Growth
in Purchase and Gross Dollar Volume
Purchase, NY, August 2, 2005 — MasterCard International today announced excellent operating results for the second quarter and first six months of 2005, as double-digit growth in both gross dollar volume (GDV) and purchase volume was fueled by increased cardholder spending around the world and the continued implementation of the company’s successful customer-centric strategy.
Cardholders worldwide used MasterCard-branded cards (excluding Maestro® and Cirrus®) for 4.8 billion transactions during the second quarter. This generated GDV of $408.4 billion, an increase of 12.3% over the same period in 2004. Total purchases on MasterCard-branded credit and debit cards increased 14.5% during the quarter, while the number of MasterCard cards issued worldwide rose to 716.3 million, an increase of 12.1% over the same period in 2004.
“MasterCard’s customer-centric approach enables us to bring value to our key stakeholders as a thoughtful and innovative partner focused on helping them build, manage and enhance the profitability of their payments businesses,” said Alan Heuer, chief operating officer, MasterCard International. “MasterCard’s results for the first half of this year are a testament to the global strength of the MasterCard brand and our ability to work with our member financial institutions to deliver the best payment solutions in the industry.”
Performance highlights for the second quarter and first half of 2005 include:
•	MasterCard GDV totaled $408.4 billion in the second quarter, up 12.3% over the same period last year. For the first six months of the year, GDV has grown by 11.6% to $790.5 billion. GDV includes both purchase and cash volume;

•	MasterCard’s nearly 25,000 customer financial institutions around the world issued 716.3 million MasterCard-branded cards, a 12.1% increase over the same period in 2004;

•	The value of purchases on MasterCard-branded cards, a significant measure of success, increased 14.5% to $290.1 billion in the second quarter. Purchase volume increased 13.5% during the first six months of the year, reaching $556.0 billion.
MasterCard’s growth has spanned both credit and debit. GDV for worldwide credit and charge programs increased by 8.3% to $321.8 billion in the second quarter, while GDV for debit

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MasterCard International Reports Continued Growth in Second Quarter, First Six Months of 2005
August 2, 2005

programs surged 30.0% to $86.6 billion. For the first six months of the year, GDV for credit and charge programs is up 7.8%, while GDV for debit programs is up 28.9%.
The performance breakdown by region is as follows:

	For the 3 Months ended June 30, 2005
			Purchase		Purchase	Cash		Cash			Acceptance
All Programs except	GDV	Growth	Volume	Growth	Transactions	Volume	Growth	Transactions	Accounts	Cards	Locations
On-Line Debit Programs	(Billions)	(Local)	(Billions)	(Local)	(Millions)	(Billions)	(Local)	(Millions)	(Millions)	(Millions)	(Millions)

South Asia /Middle East Africa	$4.9	33.0%	$3.3	24.9%	53.5	$1.5	54.8%	12.4	12.3	14.6	.6
Asia /Pacific	63 6	5.1%	33.8	13.2%	420.9	29.8	-2.8%	113.2	122.8	136.0	6.7
Europe	112.6	13.4%	83.2	14.4%	1,124.0	29.4	10.7%	202.0	105.6	118.4	7.5
Latin America	22.8	36.2%	10.2	31.9%	258.6	12.6	39.8%	97.7	54.0	65.6	1.9
Canada	15.1	15.4%	12.6	16.9%	172.1	2.3	8.0%	4.8	24.5	30.1	.7
United States	189.5	11.1%	146.7	13.5%	2,091.1	42.7	3.9%	203.0	295.8	351.6	5.9
Worldwide	408.4	12.3%	290.1	14.5%	4,120.2	118.4	7.2%	633.1	615.0	716.3	23.3

Credit Programs
United States	141.5	5.4%	117.6	10.4%	1,396.6	23.9	-13.8%	16.1	231.0	281.2
Worldwide	321.8	8.3%	244.3	13.0%	3,124.1	77.5	4.2%	264.4	519.5	609.1

Off-Line Debit Programs
United States	48.0	32.3%	29.1	27.7%	694.5	18.9	40.3%	186.8	64.8	70.5
Worldwide	86.6	30.0%	45.7	23.3%	996.0	40.9	38.4%	368.7	95.5	107.1

	For the 6 Months ended June 30, 2005
			Purchase		Purchase	Cash		Cash
All Programs except	GDV	Growth	Volume	Growth	Transactions	Volume	Growth	Transactions	Accounts	Cards
On-Line Debit Programs	(Billions)	(Local)	(Billions)	(Local)	(Millions)	(Billions)	(Local)	(Millions)	(Millions)	(Millions)

South Asia /Middle East Africa	$9.3	29.5%	$6.5	24.6%	103.5	$2.8	42.4%	23.4	12.3	14.6
Asia /Pacific	127.7	5.7%	67.1	13.7%	817.8	60.6	-1.8%	219.9	122.8	136.0
Europe	217.7	12.7%	161.0	14.4%	2,148.6	56.7	8.3%	380.1	105.6	118.4
Latin America	43.4	35.8%	19.2	32.1%	490.6	24.2	38.8%	188.0	54.0	65.6
Canada	28.3	14.3%	23.8	15.8%	319.8	4.5	7.2%	9.3	24.5	30.1
United States	364.1	10.2%	278.5	11.4%	3,969.7	85.7	6.4%	386.5	295.8	351.6
Worldwide	790.5	11.6%	556.0	13.5%	7,850.0	234.5	7.4%	1,207.2	615.0	716.3

Credit Programs
United States	273.0	4.6%	223.0	8.3%	2,653.3	50.0	-9.2%	32.4	231.0	281.2
Worldwide	625.1	7.8%	468.3	12.0%	5,956.4	156.8	-3.0%	507.3	519.5	609.1

Off-Line Debit Programs
United States	91.2	31.1%	55.5	26.0%	1,316.4	35.7	39.8%	354.0	64.8	70.5
Worldwide	165.4	28.9%	87.7	22.4%	1,893.6	77.6	37.1%	699.8	95.5	107.1
“MasterCard’s global customer base continues to benefit as cardholders around the world are increasingly turning to MasterCard for an unsurpassed combination of acceptance, convenience, and flexibility,” said Heuer.
Core Areas of Focus
In the second quarter of 2005, MasterCard continued its focus on broadening customized services to financial institution customers, enhancing relationships with merchants that accept MasterCard cards, and developing innovative payment solutions and services. This was demonstrated in the second quarter by several significant business milestones including:

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MasterCard International Reports Continued Growth in Second Quarter, First Six Months of 2005
August 2, 2005

Broadening Customized Services for Financial Institution Customers
•	A new execution of MasterCard’s award winning Priceless® national advertising campaign was launched, featuring the enhanced World MasterCard, a card program offering mass affluent consumers an innovative mix of customized incentives and rewards. The campaign supports the broader strategy of MasterCard to further increase its leadership position in the affluent market and communicate the unmatched customization qualities of World MasterCard.

•	MasterCard announced that it will launch the “Debt Know How” program, a multi-year, consumer education program designed to give consumers access to free, easy-to-understand tools to help them manage their personal debt.

•	Cetelem, the France-based consumer credit provider, was licensed to use the MasterCard, Maestro and Cirrus brands on a worldwide basis. With this arrangement Cetelem, a subsidiary of BNP Paribas, will be established in 20 countries worldwide, working alongside MasterCard International to further grow its global credit card business.

•	Banka Koper, a universal bank headquartered in Slovenia, and MasterCard Europe announced the launch of a pilot program to deploy two added value chip-based business programs in Slovenia: OneSMART Authentication and OneSMART Web. This is the first project to be announced by MasterCard’s Central and Eastern European (CEE) OneSMART Club, established in August last year. Other club members are expected to announce similar projects soon.
Enhancing Relationships with Merchants that Accept MasterCard Cards
•	MasterCard published its rules directly to Member Service Providers, the latest step in the company’s ongoing effort to provide increased levels of transparency and customer service. The new Member Service Provider Rules Manual is available for free download on the MasterCard merchant website (www.mastercardmerchant.com).

•	Sheetz, Inc. announced that technology allowing customers to use a contactless payment option, such as MasterCard® PayPass™, is now “live” in all 309 Sheetz stores. During the second quarter, Sheetz became the first retail merchant to launch its own cobranded contactless credit card.

•	7-Eleven, Inc. announced that it will accept MasterCard® PayPass™. The convenience retailer expects to roll out the program in its 5,300 U.S. locations by early 2006 and has installed radio frequency readers in 170 test-market 7-Eleven® stores.

•	Regal Entertainment Group, the largest movie theatre operator in the world, announced that it will be the first movie theatre circuit to accept MasterCard® PayPass™ at Regal Cinemas, United Artist Theatres and Edwards Theatres throughout the United States.

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MasterCard International Reports Continued Growth in Second Quarter, First Six Months of 2005
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•	Ritz Camera announced the expansion of MasterCard® PayPass™ acceptance to each of its more than 1,100 Ritz Camera Centers and 114 Boater’s World Marine Centers.

•	MasterCard announced that it has shut down more than 1,900 phishing or spoof sites globally over the past 13 months as part of its aggressive Operation Stop IT (Identity Theft) campaign. MasterCard also successfully uncovered and took offline more than 800 carding and e-commerce websites brokering illegally obtained payments card numbers during that time.
Developing Innovative Payment Solutions and Services
•	MasterCard Advisors, LLC, the global professional services arm of MasterCard International, launched the first fully integrated end-to-end rewards solution in Europe. The MasterCard Rewards Services solution is designed to enable payment card issuers to integrate their global rewards offerings into one system, thereby streamlining operations and reducing administrative costs and complexity. The innovative integrated platform supports issuers’ business goals and creates new opportunities to expand their loyalty and reward offerings regionally or around the world.

•	Bank of the Philippine Islands (BPI) and MasterCard collaborated to launch the BPI Express Credit Gold MasterCard, the Philippines’ first chip-based card payment program.

•	MasterCard’s leading contactless payments solution — MasterCard OneSMART™ PayPass™ — was recognized as the most innovative payments product launched in 2004 by the European Payments Consulting Association and European Card Review Innovation Awards.

•	MasterCard Europe joined forces with International Currency Exchange (ICE) to launch Cash2Go, a PIN secured, pre-paid Maestro debit card, which is designed to replace existing paper-based travellers cheques. The card is currently being piloted at ICE exchange bureaus in the UK, including those at Heathrow Airport, and at selected branches of Travelcare, a UK travel agent. Full rollout is scheduled to take place in the UK over the next three months.

•	SkyCard, the first MasterCard credit card to be fully integrated with interactive television was launched in the UK by Barclaycard and BSkyB. The card was launched on April 15, 2005 with a comprehensive marketing campaign involving a 3.5 million piece direct mail program, magazine advertising, and television advertising that included Sky’s Active and Text channels. Details of a unique rewards plan called SkyPoints, designed for SkyCard customers, were also unveiled.

•	Belgian consumers can now benefit from more flexibility and choice following Deutsche Bank’s launch of the Titanium card, together with MasterCard. The revolutionary card combines the advantages of a debit card and a credit card. Cardholders have access to the

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MasterCard International Reports Continued Growth in Second Quarter, First Six Months of 2005
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money in their current account, plus a “financial reserve” that can be tailored by the bank to the client’s needs.

•	Tatra, part of Raiffeisen bank group, launched in Slovakia the first MasterCard Unembossed card issued in Europe. The chip-enabled cards combines all the traditional advantages of the MasterCard brand with the enhanced security associated with online payment authorization.

•	MasterCard International partnered with Brazilian bank Banco Ibi for an exclusive four year agreement to issue MasterCard cards through the innovative concept of ‘instant issuing’ in C&A department stores. C&A customers can now apply for a MasterCard card and receive it instantly upon approval, in approximately 10 minutes time. Banco Ibi and MasterCard’s instant card program is available in over 80 C&A stores throughout Brazil.
This press release contains forward-looking information. Although MasterCard believes that its expectations are based on reasonable assumptions, it can give no assurance that its objectives will be achieved. Important factors that could cause actual results to differ materially from forward-looking information contained in this press release include: global political and economic conditions; MasterCard’s ability to achieve its strategic objectives; the performance of MasterCard’s member financial institutions and the nature of MasterCard’s business relationships with these institutions; substantial and increasingly intense competition in the global payments industry; the success of MasterCard’s global advertising, sponsorship, promotion and merchant acceptance initiatives; the functionality and security of MasterCard’s transaction processing systems; MasterCard’s ability to adapt to industry trends with technological and payment program innovations; the resolution of certain legal proceedings and regulatory actions; changing market dynamics and the other risk factors disclosed in MasterCard Incorporated’s most recent Annual Report on Form 10-K. MasterCard disclaims any obligation to publicly update or revise any forward-looking information.
Note to Editors:
Online debit activity, which includes MasterCard’s online debit program, Maestro, and MasterCard’s ATM-only brand, Cirrus, will be available at a later date.
The data in this press release is provided by the member financial institutions of MasterCard International Incorporated and its affiliates (“MasterCard”) and is subject to revision and amendment by such members subsequent to the date of its release. A portion of the data relating to accounts and cards reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances. Information with respect to gross dollar volumes (“GDV”) includes the impact of balance transfers and convenience checks. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported.

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MasterCard International Reports Continued Growth in Second Quarter, First Six Months of 2005
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Period-over-period rates of change in volume-based information are provided on a local-currency basis. Accordingly, the period-over-period rates of change in this press release cannot be extrapolated directly by reference to the U.S. dollar volume information presented for the current and historical periods.
MasterCard-branded data regarding GDV, purchase volume, purchase transactions, cash volume and cash transactions is derived from information provided by MasterCard members that is subject to logical and statistical verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. MasterCard-branded data concerning accounts, cards and acceptance locations is derived from information provided by MasterCard members that is subject to certain limited logical and statistical verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard.
The data in this press release includes information with respect to MasterCard-branded transactions that are not processed by MasterCard and transactions for which MasterCard does not earn revenues. Accordingly, the data in this press release cannot be taken as an indication of the financial performance of MasterCard International or its parent company, MasterCard Incorporated. Cash volumes for the periods indicated in the tables above for MasterCard-branded debit programs in the U.S. region and credit programs in the Asia/Pacific region are higher due to expanded data collection and stricter enforcement of reporting requirements during these periods. Some of the data in the Asia/Pacific region for the periods prior to the three months ended September 30, 2004 have been estimated in order to conform to current presentation standards and ensure comparable statistics. In addition, a change in methodology for characterizing volumes for certain transactions in China and the United Kingdom have lowered purchase volume and increased cash volume in the Asia/Pacific and Europe regions.
About MasterCard International
MasterCard International is a leading global payments solutions company that provides a broad variety of innovative services in support of our global members’ credit, deposit access, electronic cash, business-to-business and related payment programs. MasterCard International manages a family of well-known, widely accepted payment cards brands including MasterCard®, Maestro® and Cirrus® and serves financial institutions, consumers and businesses in over 210 countries and territories. The MasterCard award-winning Priceless® advertising campaign is now seen in 96 countries and in 48 languages, giving the MasterCard brand a truly global reach and scope. For more information go to www.mastercardinternational.com or refer to our filings with the U.S. Securities and Exchange Commission.
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